Exhibit 99.1

Impac Mortgage Holdings, Inc. Announces Agreement to Amend and Extend Maturity Date of its Convertible Promissory Notes

Irvine, CA, April 9, 2020 -- Impac Mortgage Holdings, Inc. (NYSE American: IMH) (the “Company”), announced today that the Company has entered into a term sheet with its holders of Convertible Promissory Notes due May 8, 2020 in the original aggregate principal amount of $25 million (the “Notes”) to amend and restate certain terms of the Notes. The term sheet provides that (1) the term of the Notes will be extended by an additional six months to November 9, 2020 and (2) the interest rate on the Notes will be reduced from 7.5% to 7.0% per annum from date of issuance. The Notes were originally issued pursuant to a Note Purchase Agreement, dated May 8, 2015, which terms will remain in effect other than as amended by the foregoing. In addition, subject to consummation of the amendment and restatement of the Notes, the holders of the Notes will be issued five-year warrants to purchase up to an aggregate of 212,649 shares of the Company’s common stock at an exercise price equal to 120% of the 20-day weighted average trading price of the Company’s common stock as of the last business day prior to the date of issuance.

The Notes, the Warrants and the shares underlying the Notes and the Warrants have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Notes, the Warrants or shares underlying the Notes and the Warrants and shall not constitute an offer, solicitation or sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, some of which are based on various assumptions and events that are beyond our control, may be identified by reference to a future period or periods or by the use of forward looking terminology, such as “may,” “capable,” “will,” “intends,” “believe,” “expect,” “likely,” “potentially” “appear,” “should,” “could,” “seem to,” “anticipate,” “expectations,” “plan,” “ensure,” “desire,” or similar terms or variations on those terms or the negative of those terms. The forward-looking statements are based on current management expectations. Actual results may differ materially as a result of several factors, including, but not limited to the following: the ability to consummate the amendment and restatement of the Notes with the noteholders; impact on the U.S. economy and financial markets of the outbreak of the novel coronavirus, and any adverse impact or disruption to the Company’s operations; the effects of the various stimulus efforts promulgated by the United States and state and local governments in response to the coronavirus; performance by counterparties to the Company’s business contracts; successful development, marketing, sale and financing of new and existing financial products; expansion of Non-QM loan originations; ability to successfully diversify our loan products; ability to successfully sell loans to third-party investors; volatility in the mortgage industry; unexpected interest rate fluctuations and margin compression; performance of third-party sub-servicers; our ability to manage personnel expenses in relation to mortgage production levels; our ability to successfully use warehousing capacity and satisfy financial covenants; increased competition in the mortgage lending industry by larger or more efficient companies; issues and system risks related to our technology; ability to successfully create cost and product efficiencies through new technology including cyber risk and data security risk; more than expected increases in default rates or loss severities and mortgage related losses; ability to obtain additional financing through lending and repurchase facilities, debt or equity funding, strategic relationships or otherwise; the terms of any financing, whether debt or equity, that we do obtain and our expected use of proceeds from any financing; increase in loan repurchase requests and ability to adequately settle repurchase obligations; failure to create brand awareness; the outcome, including any settlements of litigation or regulatory actions pending against us or other legal contingencies; our compliance with applicable local, state and federal laws and regulations; and other general market and economic conditions.

For a discussion of these and other risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see our latest Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and any subsequent Current Reports on Form 8-K or Quarterly Reports on Form 10-Q we file with the Securities and Exchange Commission and in particular the discussion of “Risk Factors” therein. This document speaks only as of its date and we do not undertake, and specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements except as required by law.

About the Company

Impac Mortgage Holdings, Inc. (IMH or Impac) provides innovative mortgage lending and real estate solutions that address the challenges of today’s economic environment. Impac’s operations include mortgage lending, servicing, portfolio loss mitigation and real estate services as well as the management of the securitized long-term mortgage portfolio, which includes the residual interests in securitizations.

For additional information, questions or comments, please call Justin Moisio, Chief Administrative Officer at (949) 475-3988 or email Justin.Moisio@ImpacMail.com. Web site: http://ir.impaccompanies.com or www.impaccompanies.com

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